                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                       FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                                   January 9, 1997
                   -----------------------------------------------
                   Date of Report (Date of earliest event reported)


                            U.S. OFFICE PRODUCTS COMPANY
                 --------------------------------------------------
                 (Exact name of registrant specified in its charter)



             Delaware                0-25372                  52-1906050
  -----------------------------------------------------------------------------
      (State or other Juris-        (Commission            (I.R.S. Employer
     diction of incorporation        File No.)            Identification No.)



    1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C. 20007
  -----------------------------------------------------------------------------
    (Address of principal executive offices)                         (Zip Code)



                                 (202) 339-6700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

  A. The consolidated financial statements of U.S. Office Products Company (the "Company") as of April 30, 1996 and 1995 and for the years ended April 30, 1996, 1995 and 1994, which have been restated to reflect recent acquisitions accounted for under the pooling-of-interests method of accounting, and as of October 26, 1996 and for the six months ended October 26, 1996 and October 31, 1995 (unaudited) are set forth below:

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc. and Re-Print Corporation (wholly owned subsidiaries) which statements reflect total assets of approximately $44.3 million at December 31, 1994 and total revenues of $150.5 million, $119.5 million and $21.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. We also did not audit the financial statements of Baystate Computer Group, Inc. and Fortran Corp. (wholly owned subsidiaries) which statements reflect total assets of approximately $20.5 million at March 31, 1995 and total revenues of $83.9 million, $64.0 million and $37.5 million for the years ended March 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc., Re-Print Corporation, Baystate Computer Group, Inc. and Fortran Corp. is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 3 which is as of October 26, 1996 and
  Note 14, which is as of July 10, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
School Specialty, Inc.

    We have audited the accompanying balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

February 2, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Re-Print Corporation
Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for three years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

Atlanta, Georgia
February 8, 1996

                          INDEPENDENT AUDITORS' REPORT

Bay State Computer Group, Inc.
Boston, Massachusetts

    We have audited the balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for three years ended March 31, 1996, 1995, and 1994 (none of which are presented herein separately). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. at March 31, 1996 and 1995, and the results of its operations and its cash flows for three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

May 23, 1996, except for Note N
as to which the date is October 14, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
  and Board of Directors
Fortran Corp.
Newington, Virginia

    We have audited the balance sheet of Fortran Corp. as of March 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity, and cash flows for three years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortran Corp. at March 31, 1996 and 1995, and the results of its operations and its cash flows for three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

June 7, 1996, except for Note 9,
as to which the date is October 24, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   APRIL 30,
                                                                             ----------------------  OCTOBER 26,
                                                                                1995        1996         1996
                                                                             ----------  ----------  ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................  $   19,408  $  175,386  $     51,442
  Accounts receivable, less allowance for doubtful accounts of $696, $3,386
    and $5,872, respectively...............................................     107,701     170,111       294,175
  Lease receivables........................................................                  24,808        29,865
  Inventories..............................................................      58,672     113,503       225,616
  Prepaid expenses and other current assets................................       6,172      25,445        38,730
                                                                             ----------  ----------  ------------
      Total current assets.................................................     191,953     509,253       639,828
Property and equipment, net................................................      35,738      75,011       182,222
Intangible assets, net.....................................................      26,111     142,240       541,422
Lease receivables..........................................................                  47,005        46,379
Other assets...............................................................       4,971      18,720        34,380
                                                                             ----------  ----------  ------------
      Total assets.........................................................  $  258,773  $  792,229  $  1,444,231
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt..........................................................  $   52,720  $  120,488  $    227,571
  Accounts payable.........................................................      53,735      98,010       159,632
  Accrued compensation.....................................................      10,310      16,126        33,302
  Other accrued liabilities................................................      15,514      26,711        98,517
                                                                             ----------  ----------  ------------
      Total current liabilities............................................     132,279     261,335       519,022
Long-term debt.............................................................      29,939     181,593       383,367
Deferred income taxes......................................................       4,357       7,056         7,824
Other long-term liabilities................................................       1,395       1,703         3,123
                                                                             ----------  ----------  ------------
      Total liabilities....................................................     167,970     451,687       913,336
                                                                             ----------  ----------  ------------
Commitments and contingencies
Minority interest..........................................................                   6,024         4,672
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none outstanding............................................................
  Preferred stock of a pooled company......................................       1,000
  Common stock, $.001 par value 500,000,000 shares authorized, 24,149,288,
    39,393,480 and 45,698,248 shares issued and outstanding,
    respectively...........................................................          24          39            46
  Additional paid-in capital...............................................      50,720     298,120       467,687
  Cumulative translation adjustment........................................        (193)        358         4,988
  Retained earnings........................................................      39,252      36,001        53,502
                                                                             ----------  ----------  ------------
      Total stockholders' equity...........................................      90,803     334,518       526,223
                                                                             ----------  ----------  ------------
      Total liabilities and stockholders' equity...........................  $  258,773  $  792,229  $  1,444,231
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               FOR THE SIX
                                                                                               MONTHS ENDED
                                                   FOR THE FISCAL YEAR ENDED APRIL 30,   ------------------------
                                                   ------------------------------------  OCTOBER 31,  OCTOBER 26,
                                                      1994        1995         1996         1995         1996
                                                   ----------  ----------  ------------  -----------  -----------
                                                                                               (UNAUDITED)
Revenues.........................................  $  533,018  $  723,794  $  1,149,691   $ 485,546    $ 996,414
Cost of revenues.................................     382,197     534,562       848,003     361,534      716,849
                                                   ----------  ----------  ------------  -----------  -----------
      Gross profit...............................     150,821     189,232       301,688     124,012      279,565
Selling, general and administrative expenses.....     135,526     162,423       256,681     106,852      227,245
Nonrecurring acquisition costs...................                                 8,057       5,192        5,727
Discontinuation of printing division at
  subsidiary.....................................                                   682
                                                   ----------  ----------  ------------  -----------  -----------
      Operating income...........................      15,295      26,809        36,268      11,968       46,593
Other (income) expense:
  Interest expense...............................       4,139       6,182        13,115       4,639       18,643
  Interest income................................        (405)       (682)       (3,750)       (662)      (5,382)
  Foreign currency gain..........................                                                         (3,420)
  Other..........................................        (633)       (549)       (1,063)       (718)        (476)
                                                   ----------  ----------  ------------  -----------  -----------
Income before provision for income taxes and
  extraordinary item.............................      12,194      21,858        27,966       8,709       37,228
Provision for income taxes.......................       1,947       3,009         6,610         494       13,948
                                                   ----------  ----------  ------------  -----------  -----------
Income before extraordinary item.................      10,247      18,849        21,356       8,215       23,280
Extraordinary item--loss on early termination of
  credit facility, net of income tax benefit.....                                                            612
                                                   ----------  ----------  ------------  -----------  -----------
Net income.......................................  $   10,247  $   18,849  $     21,356   $   8,215    $  22,668
                                                   ----------  ----------  ------------  -----------  -----------
                                                   ----------  ----------  ------------  -----------  -----------
Weighted average common shares outstanding.......                                31,789      28,166       43,622
                                                                           ------------  -----------  -----------
                                                                           ------------  -----------  -----------
Net income per share:
  Income before extraordinary item...............                          $        .67   $     .29    $     .53
  Extraordinary item.............................                                                           (.01)
                                                                           ------------  -----------  -----------
Net income per share.............................                          $        .67   $     .29    $     .52
                                                                           ------------  -----------  -----------
                                                                           ------------  -----------  -----------
Unaudited pro forma net income (see Note 8)......  $    7,463  $   13,397  $     14,743   $   4,767    $  20,251
                                                   ----------  ----------  ------------  -----------  -----------
                                                   ----------  ----------  ------------  -----------  -----------
Unaudited pro forma net income per share:
  Pro forma income before extraordinary item.....                          $        .46   $     .17    $     .47
  Extraordinary item.............................                                                           (.01)
                                                                           ------------  -----------  -----------
Pro forma net income per share...................                          $        .46   $     .17    $     .46
                                                                           ------------  -----------  -----------
                                                                           ------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                   AND THE SIX MONTHS ENDED OCTOBER 31, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  PREFERRED STOCK              COMMON STOCK         ADDITIONAL
                                                             --------------------------  -------------------------    PAID-IN
                                                                SHARES        AMOUNT        SHARES       AMOUNT       CAPITAL
                                                             -------------  -----------  ------------  -----------  -----------
Balance at April 30, 1993..................................            1     $   1,000     15,645,225   $      15    $  18,368
  Transactions of Combined Companies:
    Dividends..............................................
    Purchase of treasury stock.............................
  Adjustment to conform fiscal year-ends of certain
    Combined Companies.....................................
  Other....................................................                                                                512
  Dividends of certain Pooled Companies....................
  Net income...............................................
                                                                       -
                                                                            -----------  ------------         ---   -----------
Balance at April 30, 1994..................................            1         1,000     15,645,225          15       18,880
  Transactions of Combined Companies:
    Issuance of common stock...............................                                                                251
    Capital contributed by principal stockholder...........                                                              1,814
    Dividends..............................................
  Issuance of common stock in conjunction with the
    formation of U.S. Office Products......................                                   800,000           1
  Issuance of common stock in the initial public offering,
    net of offering expenses of $4,686.....................                                 3,737,500           4       32,686
  Issuance of common stock to the stockholders of the
    Combined Companies.....................................                                 3,078,000           3           (3)
  Distributions to the stockholders of the Combined
    Companies..............................................
  Issuance of common stock in acquisition..................                                   875,000           1        8,749
  Adjustment to conform the year-ends of certain Pooled
    Companies..............................................
  Adjustment to stockholders' equity accounts to reflect
    the Mergers............................................                                                            (12,597)
  Cumulative translation adjustment........................
  Conversion of warrants to equity of certain Pooled
    Companies..............................................                                    13,563                      201
  Issuance of stock by certain Pooled Companies............                                                                739
  Dividends of certain Pooled Companies....................
  Net income...............................................
                                                                       -
                                                                            -----------  ------------         ---   -----------
Balance at April 30, 1995..................................            1         1,000     24,149,288          24       50,720

                                                              CUMULATIVE
                                                              TRANSLATION    RETAINED   TREASURY     TOTAL
                                                              ADJUSTMENT     EARNINGS     STOCK      EQUITY
                                                             -------------  ----------  ---------  ----------
Balance at April 30, 1993..................................    $    (400)   $   27,090  $  (5,048) $   41,025
  Transactions of Combined Companies:
    Dividends..............................................                       (115)                  (115)
    Purchase of treasury stock.............................                                (2,514)     (2,514)
  Adjustment to conform fiscal year-ends of certain
    Combined Companies.....................................                        273                    273
  Other....................................................                       (950)                  (438)
  Dividends of certain Pooled Companies....................                     (4,399)                (4,399)
  Net income...............................................                     10,247                 10,247

                                                                   -----    ----------  ---------  ----------
Balance at April 30, 1994..................................         (400)       32,146     (7,562)     44,079
  Transactions of Combined Companies:
    Issuance of common stock...............................                                               251
    Capital contributed by principal stockholder...........                                             1,814
    Dividends..............................................                       (222)                  (222)
  Issuance of common stock in conjunction with the
    formation of U.S. Office Products......................                                                 1
  Issuance of common stock in the initial public offering,
    net of offering expenses of $4,686.....................                                            32,690
  Issuance of common stock to the stockholders of the
    Combined Companies.....................................
  Distributions to the stockholders of the Combined
    Companies..............................................                    (11,300)               (11,300)
  Issuance of common stock in acquisition..................                                             8,750
  Adjustment to conform the year-ends of certain Pooled
    Companies..............................................                      2,235                  2,235
  Adjustment to stockholders' equity accounts to reflect
    the Mergers............................................                      5,035      7,562
  Cumulative translation adjustment........................          207                                  207
  Conversion of warrants to equity of certain Pooled
    Companies..............................................                                               201
  Issuance of stock by certain Pooled Companies............                                               739
  Dividends of certain Pooled Companies....................                     (7,491)                (7,491)
  Net income...............................................                     18,849                 18,849

                                                                   -----    ----------  ---------  ----------
Balance at April 30, 1995..................................         (193)       39,252                 90,803

                                  (Continued)

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                   AND THE SIX MONTHS ENDED OCTOBER 31, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                         PREFERRED STOCK            COMMON STOCK         ADDITIONAL  CUMULATIVE
                                                      ----------------------  -------------------------   PAID-IN    TRANSLATION
                                                        SHARES      AMOUNT       SHARES       AMOUNT      CAPITAL    ADJUSTMENT
                                                      -----------  ---------  ------------  -----------  ----------  -----------
Balance at April 30, 1995...........................           1   $   1,000    24,149,288   $      24   $   50,720   $    (193)
Issuance of warrants by Pooled Companies............                               473,750                      672
Exercise of warrants by Pooled Companies............                               178,865                      784
Options issued by Pooled Companies..................                                                            296
Issuance of common stock in the second public
  offering, net of offering expenses of $3,902......                             4,025,000           4       53,450
Issuance of common stock in the third public
  offering, net of offering expenses of $7,594......                             5,543,045           6      121,277
Issuance of common stock in acquisitions............                             3,885,349           4       60,363
Issuance of common stock for stock options
  exercised, including tax benefits.................                                63,350                    1,023
Issuance of common stock to repay indebtedness......                               419,408                    3,855
Adjustment to conform fiscal year-ends of certain
  Pooled Companies..................................
Capital contribution by former shareholders of
  pooled company....................................                                                          1,154
Conversion of Pooled Company preferred stock upon
  acquisition.......................................          (1)     (1,000)                                 1,000
Issuance of stock by certain Pooled Companies.......                                91,000                    2,164
Dividends of certain Pooled Companies...............                               564,425           1        1,362
Cumulative translation adjustment...................                                                                        551
Net income..........................................
                                                             ---   ---------  ------------         ---   ----------  -----------
Balance at April 30, 1996...........................                            39,393,480          39      298,120         358
Issuance of common stock in acquisitions............                             4,327,781           4      120,202
Issuance of common stock............................                             1,250,000           1       38,112
Exercise of stock options...........................                               152,327                      780
Exercise of stock warrants..........................                               166,750           1        1,200
Retirement of treasury stock........................                                68,205                       34
Capital contribution by former shareholders of
  Pooled Companies..................................                               168,854           1        5,878
Issuance of common stock for stock options
  exercised, including tax benefit..................                                77,541                    1,633
Issuance of common stock for employee stock purchase
  plan, net of expenses of $25......................                                93,310                    1,728
Adjustment to conform fiscal year-ends of certain
  Pooled Companies..................................
Dividends of certain Pooled Companies...............
Cumulative translation adjustment...................                                                                      4,630
Net income..........................................
                                                             ---   ---------  ------------         ---   ----------  -----------
Balance at October 26, 1996 (unaudited).............               $            45,698,248   $      46   $  467,687   $   4,988
                                                             ---   ---------  ------------         ---   ----------  -----------
                                                             ---   ---------  ------------         ---   ----------  -----------


                                                       RETAINED    TREASURY      TOTAL
                                                       EARNINGS      STOCK       EQUITY
                                                      ----------  -----------  ----------
Balance at April 30, 1995...........................  $   39,252               $   90,803
Issuance of warrants by Pooled Companies............                                  672
Exercise of warrants by Pooled Companies............                                  784
Options issued by Pooled Companies..................                                  296
Issuance of common stock in the second public
  offering, net of offering expenses of $3,902......                               53,454
Issuance of common stock in the third public
  offering, net of offering expenses of $7,594......                              121,283
Issuance of common stock in acquisitions............                               60,367
Issuance of common stock for stock options
  exercised, including tax benefits.................                                1,023
Issuance of common stock to repay indebtedness......                                3,855
Adjustment to conform fiscal year-ends of certain
  Pooled Companies..................................      (4,410)                  (4,410)
Capital contribution by former shareholders of
  pooled company....................................                                1,154
Conversion of Pooled Company preferred stock upon
  acquisition.......................................
Issuance of stock by certain Pooled Companies.......                                2,164
Dividends of certain Pooled Companies...............     (20,197)                 (18,834)
Cumulative translation adjustment...................                                  551
Net income..........................................      21,356                   21,356
                                                      ----------  -----------  ----------
Balance at April 30, 1996...........................      36,001                  334,518
Issuance of common stock in acquisitions............                              120,206
Issuance of common stock............................                               38,113
Exercise of stock options...........................                                  780
Exercise of stock warrants..........................                                1,201
Retirement of treasury stock........................         (34)
Capital contribution by former shareholders of
  Pooled Companies..................................                                5,879
Issuance of common stock for stock options
  exercised, including tax benefit..................                                1,633
Issuance of common stock for employee stock purchase
  plan, net of expenses of $25......................                                1,728
Adjustment to conform fiscal year-ends of certain
  Pooled Companies..................................         183                      183
Dividends of certain Pooled Companies...............      (5,316)                  (5,316)
Cumulative translation adjustment...................                                4,630
Net income..........................................      22,668                   22,668
                                                      ----------  -----------  ----------
Balance at October 26, 1996 (unaudited).............  $   53,502   $           $  526,223
                                                      ----------  -----------  ----------
                                                      ----------  -----------  ----------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                             FOR THE SIX
                                                                     FOR THE FISCAL YEAR ENDED APRIL         MONTHS ENDED
                                                                                   30,                 ------------------------
                                                                    ---------------------------------  OCTOBER 31,  OCTOBER 26,
                                                                      1994       1995        1996         1995         1996
                                                                    ---------  ---------  -----------  -----------  -----------
                                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income......................................................  $  10,247  $  18,849  $    21,356   $   8,215   $    22,668
  Adjustment to reconcile net income to net cash provided by (used
    in) operating activities:
      Depreciation and amortization expense.......................      7,510      9,283       13,372       5,184        13,974
      Deferred income taxes.......................................       (165)       (51)        (264)        156         3,553
      Write-off of deferred compensation..........................                                                       (1,501)
      Foreign currency gain.......................................                                                       (3,420)
      Changes in assets and liabilities (net of assets acquired
        and liabilities assumed in business combinations):
        Accounts receivable.......................................     (6,091)   (23,948)       1,893     (12,510)      (56,018)
        Lease receivables.........................................                            (17,705)                   (1,394)
        Inventory.................................................     (2,149)      (502)       2,140      (4,675)       (2,876)
        Prepaid expenses and other current assets.................     (2,392)    (1,145)      (9,412)     (4,999)        1,647
        Accounts payable..........................................      3,505      5,674        1,969      10,295       (10,582)
        Accrued liabilities.......................................      1,689      5,633        4,462        (584)       (8,490)
                                                                    ---------  ---------  -----------  -----------  -----------
          Net cash provided by (used in) operating activities.....     12,154     13,793       17,811       1,082       (42,439)
                                                                    ---------  ---------  -----------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment.............................     (6,629)    (6,873)     (14,521)     (3,503)      (10,277)
  Cash used in acquisitions.......................................               (18,099)     (95,574)    (43,406)     (273,704)
  Investment in affiliate.........................................                             (5,603)
  Deposits........................................................        (74)       (77)        (256)     (3,239)       (9,007)
  Other...........................................................       (265)       344         (543)        216         1,309
                                                                    ---------  ---------  -----------  -----------  -----------
          Net cash used in investing activities...................     (6,968)   (24,705)    (116,497)    (49,932)     (291,679)
                                                                    ---------  ---------  -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt........................      3,750      4,220      148,499       2,158       225,098
  Payments of long-term debt......................................     (5,929)    (7,632)     (17,423)     (6,546)     (145,306)
  Increases in short-term debt....................................      1,504      3,859      (38,105)      6,952        90,285
  Proceeds from issuance of common stock..........................                33,454      176,287      53,454        38,113
  Proceeds from exercise of stock options and
    warrants......................................................                                597                     2,937
  Proceeds from issuance of common stock in employee stock
    purchase plan.................................................                                                        1,728
  Contributions of capital by stockholders of Pooled Companies....                 2,557                    1,848         1,802
  Payments to stockholders of combined companies..................        (27)   (11,330)         (42)
  Adjustments to conform fiscal year-ends of certain Pooled
    Companies.....................................................        230        601       (1,119)        (72)          184
  Payments of dividends...........................................     (4,172)    (7,232)     (13,844)     (8,286)       (5,316)
                                                                    ---------  ---------  -----------  -----------  -----------
          Net cash provided by (used in) financing activities.....     (4,644)    18,497      254,850      49,508       209,525
                                                                    ---------  ---------  -----------  -----------  -----------
Effect of exchange rates on cash and cash equivalents.............        237       (180)        (186)        (11)          649
Net increase (decrease) in cash and cash equivalents..............        779      7,405      155,978         647      (123,944)
Cash and cash equivalents at beginning of period..................     11,224     12,003       19,408      19,408       175,386
                                                                    ---------  ---------  -----------  -----------  -----------
Cash and cash equivalents at end of period........................  $  12,003  $  19,408  $   175,386   $  20,055   $    51,442
                                                                    ---------  ---------  -----------  -----------  -----------
                                                                    ---------  ---------  -----------  -----------  -----------

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

                                                                                                             FOR THE SIX
                                                                     FOR THE FISCAL YEAR ENDED APRIL         MONTHS ENDED
                                                                                   30,                 ------------------------
                                                                    ---------------------------------  OCTOBER 31,  OCTOBER 26,
                                                                      1994       1995        1996         1995         1996
                                                                    ---------  ---------  -----------  -----------  -----------
                                                                                                             (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid...................................................  $   7,427  $  10,426  $    11,519   $   3,091   $    11,895
  Income taxes paid...............................................  $   3,108  $   3,253  $     8,330   $   1,857   $     9,924

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1994, 1995 and 1996. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                             FOR THE SIX
                                                                                                             MONTHS ENDED
                                                                  FOR THE FISCAL YEAR ENDED APRIL 30,  ------------------------
                                                                  -----------------------------------  OCTOBER 31,  OCTOBER 26,
                                                                     1994        1995        1996         1995         1996
                                                                  ----------  ----------  -----------  -----------  -----------
                                                                                                             (UNAUDITED)
Accounts receivable.............................................  $   --      $   23,462  $    72,231   $  23,576   $    66,509
Inventories.....................................................                  20,074       51,425      17,309       107,086
Prepaid expenses and other current assets.......................                   1,779        8,914       3,845        12,111
Property and equipment..........................................                   5,459       34,978      17,105       102,244
Intangible assets...............................................                  21,079      118,422      45,451       398,932
Lease receivables...............................................                               55,095                       870
Other assets....................................................                     339        1,257         872         3,732
Short-term debt.................................................                 (15,038)    (105,814)    (16,425)       (8,783)
Accounts payable................................................                 (15,627)     (38,357)    (14,384)      (73,042)
Accrued liabilities.............................................                  (4,958)     (16,244)     (3,485)      (99,158)
Long-term debt..................................................                  (6,283)     (17,949)     (7,708)     (114,649)
Deferred income taxes...........................................                               (1,635)
Other long-term liabilities.....................................                    (437)        (247)       (825)       (1,942)
Minority interest...............................................                               (5,349)
                                                                  ----------  ----------  -----------  -----------  -----------
        Net assets acquired.....................................  $   --      $   29,849  $   156,727   $  65,331   $   393,910
                                                                  ----------  ----------  -----------  -----------  -----------
                                                                  ----------  ----------  -----------  -----------  -----------
The acquisitions were funded as follows:
Common stock....................................................  $   --      $    8,750  $    60,367   $  21,925   $   120,206
Notes payable...................................................                   3,000          786
Cash............................................................                  18,099       95,574      43,406       273,704
                                                                  ----------  ----------  -----------  -----------  -----------
                                                                  $   --      $   29,849  $   156,727   $  65,331   $   393,910
                                                                  ----------  ----------  -----------  -----------  -----------
                                                                  ----------  ----------  -----------  -----------  -----------

Noncash transactions:

    - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

    - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

    - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

    - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" and the "Company") was founded in October 1994 with the goal of creating a world-wide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The accompanying consolidated financial statements and related notes to consolidated financial statements are representative of what the financial position, results of operations and cash flows would have been if U.S. Office Products and the Combined Companies had been combined on May 1, 1993. The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April
30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the fair market value of the Swap Agreements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/2% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of foreign subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted primarily of the writedown of printing division assets to their estimated market value.

NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1995 and fiscal 1994 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company's operating results. In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 26, 1996 and the results of operations and of cash flows for the six months ended October 31, 1995 and October 26, 1996, as presented in the accompanying unaudited consolidated financial statements.

NOTE 3--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Subsequent to April 30, 1996, the Company issued 8,525,976 shares of common stock to acquire 21 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, March 31, May 31, June 30, August 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996, for the year ended March 31, 1995 and 1996, for the years ended May 31, 1995 and 1996, for the years ended June 30, 1995 and 1996, and the years ended August 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995 and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $4,410 during fiscal 1996 and an increase of $183 for the six months ended October 26, 1996.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                                          FOR THE FISCAL YEAR   FOR THE SIX MONTHS
                                                                            ENDED APRIL 30,           ENDED
                                                                          --------------------     OCTOBER 26,
                                                                            1995       1996            1996
                                                                          ---------  ---------  ------------------
                                                                                                   (UNAUDITED)
Revenues................................................................  $  55,126  $  84,626      $   (4,740)
Costs and expenses......................................................     52,891     89,036          (4,923)
                                                                          ---------  ---------         -------
    Net income (loss)...................................................  $   2,235  $  (4,410)     $      183
                                                                          ---------  ---------         -------
                                                                          ---------  ---------         -------

    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                              U.S. OFFICE    POOLED
FOR THE YEAR ENDED APRIL 30,                                   PRODUCTS     COMPANIES   COMBINED
                                                              -----------  -----------  ---------
1996
  Revenue...................................................   $ 488,670    $ 661,021   $1,149,691
  Net income................................................   $   7,828    $  13,528   $  21,356
1995
  Revenue...................................................   $ 120,479    $ 603,315   $ 723,794
  Net income................................................   $   1,514    $  17,335   $  18,849
1994
  Revenue...................................................   $  76,541    $ 456,477   $ 533,018
  Net income................................................   $   1,114    $   9,133   $  10,247

FOR THE SIX MONTHS ENDED OCTOBER 26, 1996 (UNAUDITED):
  Revenue...................................................   $ 858,093    $ 138,321   $ 996,414
  Net income................................................   $  15,500    $   7,168   $  22,668

FOR THE SIX MONTHS ENDED OCTOBER 31, 1995 (UNAUDITED):
  Revenue...................................................   $ 146,491    $ 339,055   $ 485,546
  Net income................................................   $   3,734    $   4,481   $   8,215

PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,224,371  $  1,457,645
Net income........................................................        19,531        24,407
Net income per share..............................................          0.49          0.63

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Land..................................................................  $    2,515  $    4,339
Buildings.............................................................      13,809      25,617
Furniture and fixtures................................................      19,720      39,612
Warehouse equipment...................................................      22,986      31,462
Equipment under capital leases........................................       4,175       7,264
Leasehold improvements................................................       7,238       7,978
                                                                        ----------  ----------
                                                                            70,443     116,272
Less: Accumulated depreciation........................................     (34,705)    (41,261)
                                                                        ----------  ----------
Net property and equipment............................................  $   35,738  $   75,011
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $5,987, $7,763 and $9,876, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                 APRIL 30,
                                                           ---------------------  OCTOBER 26,
                                                             1995        1996         1996
                                                           ---------  ----------  ------------
                                                                                  (UNAUDITED)
Goodwill.................................................  $  22,634  $  141,382   $  544,486
Other....................................................      8,309       8,184        7,677
                                                           ---------  ----------  ------------
                                                              30,943     149,566      552,163
Less: Accumulated amortization...........................     (4,832)     (7,326)     (10,741)
                                                           ---------  ----------  ------------
                                                           $  26,111  $  142,240   $  541,422
                                                           ---------  ----------  ------------
                                                           ---------  ----------  ------------

    Other intangible assets consist primarily of non-compete arrangements which are amortized over the term of the agreements. Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $1,523, $1,520 and $3,496,
respectively.

NOTE 6--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997..............................................................  $  34,146
1998..............................................................     29,885
1999..............................................................     17,181
2000..............................................................      5,800
2001 and thereafter...............................................      1,647
                                                                    ---------
Total lease receivable............................................     88,659
Less: Amounts representing interest...............................    (16,846)
                                                                    ---------
Present value of net lease receivable.............................  $  71,813
                                                                    ---------
                                                                    ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Bank lines of credit, secured by accounts receivable and
  inventory,interest rates ranging from prime to prime plus 2.25% (9.0%
  to 10.0% at April 30, 1996)..........................................  $  43,666  $   14,428
Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest rates ranging from 7.8% to 10.2% at April 30,
  1996.................................................................                 80,949
Bank lines of credit of foreign subsidiary operations secured by assets of those operations. Interest rates ranging from 9.2% to 9.8% at
  April 30, 1996.......................................................                 12,731
Other..................................................................      1,813       2,249
Current maturities of long-term debt...................................      7,241      10,131
                                                                         ---------  ----------
    Total short-term debt..............................................  $  52,720  $  120,488
                                                                         ---------  ----------
                                                                         ---------  ----------

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging from 8.0% to 10.0%, maturities from October 1996 through
  2003.................................................................  $  13,378  $    2,768
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of $28.50 per share, subject to adjustment in
  certain events.......................................................                143,750
Debt facility payable over five years secured by lease receivables of the Company's foreign subsidiaries. Interest rates ranging from 11.0%
  to 12.0% at April 30, 1996...........................................                  8,943
Other..................................................................     22,421      31,134
Capital lease obligations..............................................      1,381       5,129
                                                                         ---------  ----------
                                                                            37,180     191,724
Less: Current maturities of long-term debt.............................     (7,241)    (10,131)
                                                                         ---------  ----------
    Total long-term debt...............................................  $  29,939  $  181,593
                                                                         ---------  ----------
                                                                         ---------  ----------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES (CONTINUED)
    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $  10,131
1998..............................................................     13,881
1999..............................................................     12,661
2000..............................................................      1,786
2001..............................................................    144,504
Thereafter........................................................      8,761
                                                                    ---------
                                                                    $ 191,724
                                                                    ---------
                                                                    ---------

NOTE 8--INCOME TAXES

    U.S. Office Products will file a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Income taxes currently payable:
  Federal........................................................  $   1,805  $   1,722  $   5,679
  State..........................................................        307        529        359
Foreign taxes currently payable..................................                   809        836
                                                                   ---------  ---------  ---------
                                                                       2,112      3,060      6,874
                                                                   ---------  ---------  ---------
Deferred income tax expense (benefit)............................       (165)       (51)      (264)
                                                                   ---------  ---------  ---------
    Total provision for income taxes.............................  $   1,947  $   3,009  $   6,610
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                                APRIL 30,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Current deferred tax assets:
  Inventory..............................................................  $     178  $     291
  Allowance for doubtful accounts........................................         95        826
  Accrued liabilities....................................................        445          4
                                                                           ---------  ---------
    Total current deferred tax assets....................................        718      1,121
                                                                           ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.................................................     (1,028)    (2,701)
  Internal Revenue Service tax assessment................................     (3,383)    (3,383)
  Other..................................................................         54       (972)
                                                                           ---------  ---------
    Total long-term deferred tax liabilities.............................     (4,357)    (7,056)
                                                                           ---------  ---------
    Net deferred tax asset (liability)...................................  $  (3,639) $  (5,935)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                        FOR THE FISCAL YEAR ENDED APRIL
                                                                                      30,
                                                                        -------------------------------
                                                                          1994       1995       1996
                                                                        ---------  ---------  ---------
U.S. federal statutory rate...........................................       34.0%      34.0%      35.0%
State income taxes, net of federal income tax benefit.................        4.0        4.1        5.4
Subchapter S corporation income not subject to corporate level
  taxation............................................................      (25.0)     (26.9)     (24.0)
Foreign earnings not subject to U.S. taxes............................                              (.6)
Minority interest in foreign taxes....................................                              2.5
Nondeductible goodwill................................................                   1.4        2.6
Other.................................................................        3.0        1.2        2.7
                                                                        ---------  ---------  ---------
Effective tax rate....................................................       16.0%      13.8%      23.6%
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                               FOR THE FISCAL YEAR            SIX MONTHS ENDED
                                                                 ENDED APRIL 30,          ------------------------
                                                         -------------------------------  OCTOBER 31,  OCTOBER 26,
                                                           1994       1995       1996        1995         1996
                                                         ---------  ---------  ---------  -----------  -----------
Net income per consolidated statement of income........  $  10,247  $  18,849  $  21,356   $   8,215    $  22,668
Pro forma income tax provision adjustment..............      2,784      5,452      6,613       3,448        2,417
                                                         ---------  ---------  ---------  -----------  -----------
Pro forma net income...................................  $   7,463  $  13,397  $  14,743   $   4,767    $  20,251
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

NOTE 9--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                           CAPITAL    OPERATING
                                                                           LEASES      LEASES
                                                                          ---------  -----------
1997....................................................................  $   1,922   $  14,102
1998....................................................................      1,390      11,410
1999....................................................................        743      10,179
2000....................................................................        446       9,248
2001....................................................................        320       7,920
Thereafter..............................................................      2,541      27,438
                                                                          ---------  -----------
Total minimum lease payments............................................      7,362   $  80,297
                                                                                     -----------
                                                                                     -----------
Less: Amounts representing interest.....................................     (2,233)
                                                                          ---------
Present value of net minimum lease payments.............................  $   5,129
                                                                          ---------
                                                                          ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $10,409, $11,731 and $17,379, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon change of control or certain other events. No amounts have been accrued at April 30, 1995 or 1996 related to these agreements.

NOTE 11--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $451 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 12--STOCKHOLDERS' EQUITY

LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                                                     OPTION PRICE
                                                                          NUMBER       RANGE PER     EXPIRATION
                                                                        OF SHARES        SHARE          DATE
                                                                        ----------  ---------------  -----------
Outstanding at April 30, 1994.........................................      --            --             --
  Granted.............................................................     629,500   $8.00-$10.00       2004
  Canceled............................................................      (7,000)     $10.00          2004
                                                                        ----------  ---------------  -----------
Outstanding at April 30, 1995.........................................     622,500   $8.00-$10.00       2004
  Granted.............................................................   2,764,591   $11.31-$31.75    2004-2006
  Exercised...........................................................     (63,350)  $8.00-$10.00       2004
  Canceled............................................................     (16,200)  $10.00-$17.13    2004-2005
                                                                        ----------  ---------------  -----------
Outstanding at April 30, 1996.........................................   3,307,541   $8.00-$31.75     2004-2006
                                                                        ----------  ---------------  -----------
                                                                        ----------  ---------------  -----------
Exercisable at April 30, 1996.........................................     132,867   $8.00-$10.00       2004
                                                                        ----------  ---------------  -----------
                                                                        ----------  ---------------  -----------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

    Subsequent to year-end, the Company granted options to purchase 1,132,050 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1996, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         FISCAL 1996 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  214,481  $  271,065  $  316,621  $  347,524  $  1,149,691
Gross profit.......................................      54,980      69,032      81,848      95,828       301,688
Operating income...................................       2,078       9,890      15,887       8,413        36,268
Net income.........................................       1,637       6,578       9,224       3,917        21,356
Pro forma net income (loss) (see Note 8)...........      (1,734)      4,446       8,306       3,725        14,743
Net income per share...............................         .07         .21         .29         .10           .67
Pro forma net income (loss) per share..............        (.07)        .14         .26         .10           .46

                                                                          FISCAL 1995 QUARTERS
                                                       ----------------------------------------------------------
                                                         FIRST       SECOND      THIRD       FOURTH      TOTAL
                                                       ----------  ----------  ----------  ----------  ----------
Revenues.............................................  $  137,546  $  161,044  $  216,548  $  208,656  $  723,794
Gross profit.........................................      37,174      43,094      58,637      50,326     189,232
Operating income.....................................       3,472       6,074      14,584       2,678      26,809
Net income...........................................       2,113       4,218      11,794         724      18,849
Pro forma net income (loss) (see Note 8).............       1,194       3,239       9,153        (189)     13,397

NOTE 14--SUBSEQUENT EVENTS

BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996, the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, the Company considers the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 30, 1996
                                                                              ----------------
Revenues....................................................................    $  1,869,254
Net income..................................................................          34,112
Net income per share........................................................             .80

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--SUBSEQUENT EVENTS (CONTINUED)
ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

NOTE 15--SUBSEQUENT EVENTS (UNAUDITED)

    During the first six months of fiscal 1997, the Company completed a total of 66 business combinations, 21 accounted for under the pooling-of-interests method and 45 accounted for under the purchase method. In the second quarter of fiscal 1997, the Company completed a total of 38 business combinations, 11 accounted for under the pooling-of-interests method and 27 accounted for under the purchase method.

    In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500,000 revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100,000 for working capital loans and $400,000 for acquisition loans, with $180,000 of the acquisition loan submit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

    On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

    Subsequent to October 26, 1996, the Company has completed 17 business combinations for an aggregate purchase price of $97,100, consisting of approximately $62,200 of cash and 1,090,861 shares of the Company's common stock with an aggregate market value on the dates of acquisition of approximately $34,900. This includes the acquisition of a 49% equity interest in Dudley Stationery Limited ("Dudley"), an independent office products dealer in the United Kingdom. Under the terms of the agreement, the Company agreed to invest approximately $80,000 of working capital into Dudley over a two-year period. In addition, Dudley plans to raise approximately an additional $80,000 in debt financing. The Company has currently invested approximately $41,300 of the total $80,000 in Dudley.

                                  ----------


  B. On January 9, 1997, the Company filed a Registration Statement with the Securities and Exchange Commission to register for sale in a public offering 10 million shares, including 4 million shares to be offered for sale by selling stockholders.

     The Company's revenues and net income for the month of November 1996 were $187.8 million and $2.7 million, respectively.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Not applicable.

(c)  Exhibits

     (i)  Consent of Price Waterhouse LLP

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              U.S. OFFICE PRODUCTS COMPANY



Dated: January 8, 1997             By:  /s/Donald H. Platt
                                        ----------------------------
                                        Donald H. Platt
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Treasurer

                                    EXHIBIT INDEX


     Exhibit


     23.1      Consent of Price Waterhouse LLP